                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                                                              THREE MONTHS
                                                                                            ENDED APRIL 30,
                                                                                      ----------------------------
                                                                                          1996           1995
                                                                                      -------------  -------------
Primary:
  Net income........................................................................  $   4,245,082  $   2,075,544
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Weighted average number of common shares outstanding during the period............      7,875,200      7,641,635
  Add common equivalent shares relating to outstanding options to purchase common
   stock using, the treasury stock method...........................................         58,051        261,634
                                                                                      -------------  -------------
      Weighted average number of common and common equivalent
       shares outstanding...........................................................      7,933,251      7,903,269
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Primary income per common share.....................................................          $ .54          $ .26
                                                                                      -------------  -------------
                                                                                      -------------  -------------

Fully diluted:
  Net income........................................................................  $   4,245,082  $   2,075,544
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Weighted average number of common shares outstanding during the period............      7,875,200      7,641,635
  Add common equivalent shares relating to outstanding options to purchase common
   stock using, the treasury stock method...........................................        229,758        261,155
                                                                                      -------------  -------------
      Weighted average number of common and common equivalent
       shares outstanding...........................................................      8,104,958      7,902,790
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Fully diluted income per common share...............................................          $ .52          $ .26
                                                                                      -------------  -------------
                                                                                      -------------  -------------